Exhibit 7

JOINT FILING AGREEMENT

We, the signatories of Amendment No. 3 to the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: July 12, 2016

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Vice-President, Legal Affairs

PARTNERS LIMITED

By:	/s/ Brian Lawson
	Name:	Brian Lawson
	Title:	President

PARTNERS VALUE INVESTMENTS LP, by its general partner, PVI MANAGEMENT INC.

By:	/s/ Vu Nguyen
	Name:	Vu Nguyen
	Title:	Chief Financial Officer

BROOKFIELD US CORPORATION

By:	/s/ Josh Zinn
	Name:	Josh Zinn
	Title:	Vice-President

BPY I L.P., by its general partner, BPY GP INC.

By:	/s/ David Arthur
	Name:	David Arthur
	Title:	President

BPY II L.P., by its general partner, BPY GP INC.

By:	/s/ David Arthur
	Name:	David Arthur
	Title:	President

BPG HOLDINGS GROUP (US) HOLDINGS INC.

By:	/s/ David Arthur
	Name:	David Arthur
	Title:	President

BROOKFIELD PROPERTY GROUP HOLDINGS S.A.R.L.

By:	/s/ Luc Leroi
	Name:	Luc Leroi
	Title:	Manager

By:	/s/ Damien Warde
	Name:	Damien Warde
	Title:	Manager